Exhibit 99.1

Nixxy Inc. (NASDAQ: NIXX) Announces Acceleration to $180 Million Annualized Revenue Run-Rate as AI Infrastructure, Global Telecom Partnerships, and Margin-Optimized Traffic Strategy Scale

New York, NY – December 3, 2025 – Nixxy Inc. (NASDAQ: NIXX) (“Nixxy” or the “Company”), an AI-driven communications and data infrastructure company, today announced that its monthly revenue run-rate has increased from just over $1 million in February 2025 to over $15 million in November 2025. This represents more than a 1,000% increase in monthly revenue run-rate in under a year and an implied annualized revenue run-rate of approximately $180 million.

The Company expects to achieve operational profitability in Q1 2026, driven by cost-optimization initiatives, revenue scale, and ongoing margin improvements. Nixxy continues to focus on strengthening unit economics by expanding marketing-driven traffic, improving its route mix, and deploying AI across its platforms, including Leadnova.ai, Nixxy’s AI-powered sales acceleration platform, to support sustainable long-term value creation. In addition, Nixxy’s existing $2 million credit facility, convertible at $2.00 per share, is expected to provide sufficient working capital to pursue its 2026 objectives, enabling disciplined execution without additional dilutive financing.

“In less than a year, Nixxy has scaled from early-stage revenue levels to roughly $15 million per month in revenue, reflecting accelerating adoption and strength of our AI-enabled communications model and the demand for global AI messaging, omni-channel delivery infrastructure, and enterprise-grade routing precision,” said Mike Schmidt, Chief Executive Officer of Nixxy. “We believe our current share price does not yet reflect the pace of this transformation or the long-term opportunity we see in combining our telecom platform with AI-driven marketing automation and AI data infrastructure.”

As Nixxy further integrates its AI capabilities and refines its traffic mix, the Company aims to increase gross margins, deepen customer relationships, and expand the recurring nature of its revenue very quickly. Management believes that the combination of rapid top-line growth, expanding AI infrastructure, and a focus on serving SMEs at scale provides a strong foundation for long-term shareholder value.

“Our goal is to build a durable AI communications and data platform that can support millions of customers and tens of thousands of businesses worldwide across global telecom, fintech, AI automation, and digital enterprise ecosystems,” added Schmidt. “We believe that by prioritizing growth, infrastructure, and customer reach today, we are laying the groundwork for attractive operating leverage and margin expansion over the long term.”

About Nixxy, Inc. (NASDAQ: NIXX) a technology company at the forefront of AI-powered business services, powering the next generation of intelligent services. Anchored by its proprietary AI Infrastructure platform, Nixxy provides scalable, secure, and LLM-agnostic infrastructure for deploying private AI at scale. From global voice and messaging to AI-enhanced diagnostics, Nixxy delivers solutions where infrastructure, intelligence, and monetizable data converge. With a strategy focused on platform extensibility, data monetization, and data access models, Nixxy is building the foundation for the future of enterprise AI deployment and private data economy.

Filings and press releases can be found at http://www.nixxy.com/investor-relations.

Contact Information
Investor Contact: Nixxy, Inc.
Investor Relations Email: IR@nixxy.com
Phone: (877) 708-8868

Forward-Looking Statements Disclaimer

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including those regarding the Company's business strategy, future operations, acquisition strategy, financial position, potential growth, spin-out transactions, and market opportunities. Words such as 'anticipates,' 'believes,' 'expects,' 'intends,' 'plans,' and 'will,' or similar expressions, are intended to identify forward-looking statements. These statements are based on the Company's current expectations and beliefs and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company disclaims any obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

No Offer or Solicitation Disclaimer
This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Risk Factors

Investors should carefully consider the risks associated with the Company's business and the spin-out transaction described herein, including but not limited to: the uncertainty surrounding the timing of the spin-out; the ability to successfully execute acquisitions and integrate acquired companies; the impact of technological changes on the Company's operations; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including those risk factors contained in the Company's Form 10-K for the year ended December 31, 2024.